EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                            Diva Entertainment, Inc.
                            (a Delaware corporation)

                            Diva Entertainment, Inc.
                            (a Florida corporation)
                     which is a wholly owned subsidiary of
                           Diva Entertainment, Inc.,
                             a Delaware corporation

                      Prima Eastwest Model Management, Inc.
                          (a California corporation),
                            which is a subsidiary of
                           Diva Entertainment, Inc.,
                             a Florida corporation

                           Que Model Management, Inc.
                           (a New York corporation),
                            which is a subsidiary of
                           Diva Entertainment, Inc.,
                             a Florida corporation